                                                              Exhibit (21)
                                                  State or Other
                                                  Jurisdiction
                                                  Under the Laws
Subsidiaries of Owens-Corning                     of
Fiberglas Corporation (1/31/95)                   Which Organized

Barbcorp, Inc.                                    Delaware
Dansk-Svensk Glasfiber A/S                        Denmark
Deutsche Owens-Corning Glasswool GmbH             Germany
Eric Company                                      Delaware
European Owens-Corning Fiberglas S.A.             Belgium
Fiberglas Comercial Exportadora                   Brazil
  e Importadora Ltda.
IPM Inc.                                          Delaware
Kitsons Insulation Products Ltd.                  United Kingdom
Matcorp, Inc.                                     Delaware
N. V. Owens-Corning S.A.                          Belgium
O/C/FIRST CORPORATION                             Ohio
OCFOGO, Inc.                                      Delaware
O.C. Funding B.V.                                 The Netherlands
O/C/SECOND CORPORATION                            Delaware
OC Utah Four Corporation                          Utah
Owens-Corning A/S                                 Norway
Owens-Corning Building Products (U.K.) Ltd.       United Kingdom
Owens-Corning Canada Inc.                         Canada
Owens-Corning Cayman Limited                      Cayman Islands
Owens-Corning Changchun Guan Dao Company Ltd.     PRC China
Owens-Corning Fiberglas A.S. Limitada             Brazil
Owens-Corning Fiberglas Deutschland GmbH          Germany
Owens-Corning Fiberglas Espana, S.A.              Spain
Owens-Corning Fiberglas France S.A.               France
Owens-Corning Fiberglas (G.B.) Ltd.               United Kingdom
Owens-Corning Fiberglas (Italy) S.r.l.            Italy
Owens-Corning Fiberglas Norway A/S                Norway
Owens-Corning Fiberglas S.A.                      Uruguay
Owens-Corning Fiberglas Sweden AB                 Sweden
Owens-Corning Fiberglas Sweden Inc.               Delaware
Owens-Corning Fiberglas Technology Inc.           Illinois
Owens-Corning Fiberglas (U.K.) Ltd.               United Kingdom
Owens-Corning Finance (U.K.) plc                  United Kingdom
Owens-Corning FSC, Inc.                           Barbados
Owens-Corning Funding Corporation                 Delaware
Owens-Corning (Guangzhou) Fiberglas Co. Ltd.      PRC China
Owens-Corning Holdings Limited                    Cayman Islands
Owens-Corning Isolation France S.A.               France
Owens-Corning Ontario Holdings Inc.               Canada
Owens-Corning Overseas Holdings, Inc.             Delaware
Owens-Corning (Overseas) Management Limited       Cyprus
Owens-Corning Real Estate Corporation             Ohio
Owens-Corning Trading, Ltd.                       British Virgin Islands
Owens-Corning Veil Netherlands B.V.               The Netherlands
Owens-Corning Veil U.K. Ltd.                      United Kingdom
Owens-Corning Vertriebs GmbH                      Germany
Palmetto Products, Inc.                           Delaware
Scanglas Ltd.                                     United Kingdom
/TABLE

                                                              Exhibit (21)

                                                  State or Other
                                                  Jurisdiction
Subsidiaries of Owens-Corning                     Under the Laws of
Fiberglas Corporation (1/31/95)                   Which Organized

THB Development Inc.                              Delaware
UC Industries, Inc.                               Delaware
Western Fiberglass, Inc.                          Utah
Western Fiberglass of Arizona                     Utah
Western Fiberglass of Texas, Inc.                 Utah
Willcorp, Inc.                                    Delaware
Wrexham A.R. Glass Ltd.                           United Kingdom